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                      COST SHARING AGREEMENT
                      ----------------------

      THIS AGREEMENT is made by and between LINCOLN HERITAGE CORPORATION, a Texas corporation (hereinafter referred to as "Lincoln") and NATIONAL PREARRANGED SERVICES, INC., a Missouri corporation (hereinafter referred to as "NPS").

      WHEREAS, the administrative operations of Lincoln and NPS at times include the same services; and

      WHEREAS, the costs of providing such operations may be reduced by combining efforts and jointly contracting for such services.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements, hereinafter set forth, the parties hereby agree as follows:

      1. Either party may agree to furnish, either directly or through third parties engaged by such party, subject to reimbursement by the other party as provided in paragraph 2, all or such part of the following services:

            a.    Marketing support services.

            b. Actuarial, accounting, legal, underwriting, claim and policy administration services, comprehensive investment services (including mortgage loan and real estate investment services and security investment services), electronic data processing, printing and reproduction services, and such additional services as may be required in the conduct of business.

            c. Office facilities, including related janitorial and utility services.

            d.    Furniture, furnishings and equipment.

            e.    Telephone, telegraph and FAX facilities.

            f. Normal mail service, including postage and normal messenger services.

            g.    Record storage facilities.

            h. Other services and privileges for employees and insurance coverage such as employee group insurance, general liability and workers' compensation.

      2. The party not providing such services (the "non-contracting party") agrees to reimburse the party providing such services (the "contracting party") monthly for the cost of the


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services and facilities provided hereunder, the amount of such reimbursement to be determined on one or more of the following basis:

            a. The actual cost attributable to the non-contracting party's use of the services rendered; or

            b. The proportionate percentage of the cost of services provided based upon time spent by the contracting party's personnel on the non-contracting party's activities; or

            c. Unit rates for specific services or functions which are developed through combinations of one or more of the cost bases described in items (a) and (b), above.

Settlement of any amounts owed by either party shall be paid within fifteen
(15) days of written notification of the amount owed.

      3. Annually the board of directors of both parties shall agree on the bases for determining the reimbursement method and shall set such method for the following year. Should circumstances warrant, such bases may be reviewed and changed more frequently than annually if both parties so agree.

      4. It is understood and agreed that all charges to the non-contracting party for services provided under this Agreement shall be based upon the contracting party's actual costs without any allowance or margin for profit to the contracting party.

      5. This Agreement shall become effective as of April 1, 1998, and shall continue in effect for a period of five (5) years commencing on the date first above written and shall be automatically renewed for further periods of three (3) years each unless a notice in writing to the contrary shall have been sent to either party to the other party by postage prepaid mail at least sixty (60) days prior to the end of the term or any renewals. The termination of this Agreement shall not in any way affect any other agreements between or among the parties hereto or any of their respective subsidiaries or affiliates, including but not limited to any then existing general agent contact or exclusivity agreement.

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      EXECUTED on the dates shown opposite the signatures of the duly authorized officers of the respective parties hereto.



                              LINCOLN HERITAGE CORPORATION


Date: June 1, 1998            By:   /s/ Nicholas Powling
      ------------                  ---------------------------
                                    Nicholas Powling, President



                              NATIONAL PREARRANGED SERVICES, INC.


Date: May 29, 1998            By:   /s/ Randall K. Sutton
      ------------                  ---------------------------
                                    Randall K. Sutton
                                    Chief Executive Officer and
                                    Vice President






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